Exhibit 99.3

Consent of Independent Registered Public Accounting Firm

We have issued our report dated November 14, 2011, with respect to the financial statements of Pharmasset, Inc. for the years ended September 30, 2011, September 30, 2010, and September 30, 2009 included in the Current Report on Form 8-K of Gilead Sciences, Inc. (“Gilead”) dated December 6, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Gilead on Form S-3 (File No. 333-173006) and to the reference to our firm under the heading “Experts” in the prospectus related thereto. We further consent to the incorporation by reference of said report in the Registration Statements of Gilead on Forms S-8 (File Nos. 333-08083, 333-08085, 333-58893, 333-84719, 333-84713, 333-47520, 333-64628, 333-102911, 333-102912, 333-117480, 333-126012, 333-135412, 333-136814, 333-138985, 333-143920, 333-151624, 333-158638, 333-161069, 333-163871 and 333-171983) and on Forms S-3 (File Nos. 333-87167, 333-54350, 333-103871, 333-111451, and 333-138979).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

December 6, 2011